Exhibit h(2)

                            ADMINISTRATION AGREEMENT


        AGREEMENT made as of October 2, 2000 by and between TT International U.S.A. Master Trust, a trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

        WHEREAS, the Fund, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on Appendix A hereto; and

        WHEREAS, the Fund desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

        NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

        1. Appointment. The Fund hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

        2. Delivery of Documents. The Fund has furnished the Bank with copies properly certified or authenticated of each of the following:

               (a) Resolutions of the Fund's Board of Directors authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

               (b) The Fund's declaration of trust filed with the Commonwealth of Massachusetts on [date] and all amendments thereto (the "Articles");

               (c) The Fund's by-laws and all amendments thereto (the
"By-Laws");

               (d) The Fund's agreements with all other service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

               (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act, as applicable, and all amendments thereto; and

               (f) The Fund's most recent prospectus and statement of additional information, if any (the "Prospectus"); and

               (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

               The Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

        3. Duties of Administrator. Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties. At such time, the fee schedule included in Appendix C hereto shall be appropriately amended.

               In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.

        4. Duties of the Fund.

               (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

               (b) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

        5.     Fees and Expenses.

               (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Fund will compensate the Bank in accordance with the fee schedule attached as Appendix C hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse the Bank.

               (b) The Bank shall not be required to pay any expenses incurred by the Fund.

        6.     Limitation of Liability.

               (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including, but not limited to, inaccurate Daily Sales Reports (unless such inaccurate Daily Sales Report was prepared in a grossly negligent manner by the Bank in its role as Transfer Agent) and misidentification of Exempt Transactions; (ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state (except as a result of any grossly negligent failure by the Bank to perform its duties in relation to compliance with any state securities laws or regulations), or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) resulting from the performance of the Bank under this Agreement and not resulting from the willful misfeasance, bad faith or gross negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

               (b) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

               (c) Neither party shall be liable to the other for any loss, damage, liability, action, suit, claim, cost or expense arising from any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities or transportation or the unavailability of energy sources or other similar happenings or events that can not be controlled or contained by such party.

               (d) Notwithstanding anything to the contrary in this Agreement, in no event shall either party be liable to the other or to any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

               (e) In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which a party may be required to indemnify the other, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party seeking indemnification shall give the indemnifying party full and complete authority, information and assistance to defend such claim or proceeding, and the indemnifying party shall have, at its option, sole control of the defense of such claim or proceeding and all negotiations for its compromise or settlement. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, which consent shall not be unreasonably withheld.

        7.     Termination of Agreement.

               (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

               Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

               If a majority of the Board of the Fund reasonably determines that the performance of the Bank under this Agreement has been unsatisfactory, written notice (the "Notice") of such determination setting forth the reasons for such determination shall be provided to the Bank. In the event the Bank shall not, within thirty (30) days thereafter, cure identified deficiencies to the reasonable satisfaction of the Board, the Fund, with the authorization of the Board, may terminate this Agreement upon an additional 30 days' notice.


               (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

        8.     Miscellaneous.

               (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

               To the Fund:

                   TT International Investment Management
                   Martin House, Martin Lane
                   London, England  EC4R 0DP
                   Attention:  Head of Compliance and Legal

               With a copy to:

                   Bingham Dana LLP
                   150 Federal Street
                   Boston, MA 02110
                   Attention: John Holton

               To the Bank:

                   Investors Bank & Trust Company
                   200 Clarendon Street, P.O. Box 9130
                   Boston, MA  02117-9130
                   Attention: Christopher Smith, Director, Client Management With a copy to: John E. Henry, General Counsel

               (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

               (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

               (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

               (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        9. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law. Nothing herein shall prevent the Fund from disclosing any information contained in the Fund's records as provided by the Bank hereunder.

        10. Use of Name. Neither party hereto shall use the name of the other party or any of its affiliates in any prospectus, sales literature or other material relating to such party in a manner not approved by the other party prior thereto in writing; provided however, that approval shall not be required for any use of a party's name which merely refers in accurate and factual terms to the appointment of the Bank hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

        11. Limitation of Liability. This Agreement is executed and made by the Trustees of the Fund not individually but as Trustees under the Fund's Declaration of Trust and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Fund individually but bind only the trust estate of the Fund. The Bank agrees that the obligations assumed by the Fund hereunder shall be limited in all cases to the assets of the Fund and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

        12. Several Obligations of the Portfolios. This Agreement is an agreement entered into between the Bank and the Fund with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Bank had separately contracted with the Fund by separate written instrument with respect to each Portfolio.

        13. Existence and Authority Representation. Each party represents and warrants as follows: (i) such party was duly organized, and legally exists, under the laws of the jurisdiction in which it was formed; (ii) such party has full power and authority to enter into, and to perform and observe the terms and conditions of, this Agreement; (iii) such party has duly executed and delivered this Agreement; (iv) this Agreement is the valid and binding obligation of such party enforceable according to its terms, subject to standard exceptions relating to equitable remedies and laws of bankruptcy and insolvency; (v) the execution, delivery, and performance of this Agreement by such party will not violate or conflict with, or result in a default under, any other agreement or contract to which such party is a party or to which its assets are subject; and (vi) such party is not required to make any governmental filings, or to obtain any governmental or other third party consents or approvals, as a condition to entering into, or performing and observing the terms of, this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                   TT INTERNATIONAL U.S.A. MASTER TRUST


                                   By:  /s/ David Burnett
                                        ----------------------------
                                        Name:  David Burnett
                                        Title:   Trustee, President


                                   INVESTORS BANK & TRUST COMPANY


                                   By:  /s/ Andrew M. Nesvet
                                        ----------------------------
                                        Name:   Andrew M. Nesvet
                                        Title:   Senior Director

                                   Appendices


          Appendix A........................................Portfolios

          Appendix B........................................Services

          Appendix C........................................Fee Schedule

                                   Appendix A

                                   PORTFOLIOS

TT EAFE Portfolio
TT Europe Portfolio

                             INVESTORS BANK & TRUST
                      SUMMARY OF ADMINISTRATION FUNCTIONS
                       TT INTERNATIONAL MASTER AND FEEDER

                                                                                                           SUGGESTED FUND AUDITOR
                                             INVESTORS BANK & TRUST             TT INTERNATIONAL                 OR COUNSEL
 ------------------------------------   ---------------------------------  ----------------------------   -------------------------
       Management Reporting
     & Treasury Administration
 ------------------------------------
 Monitor portfolio compliance in        Perform tests of certain           Continuously monitor           A/C - Provide
 accordance with the current            specific portfolio activity        portfolio activity and Fund    consultation as needed on
 Prospectus and SAI.                    designed from provisions of the    operations in conjunction      compliance issues.
                                        Fund's Prospectus and SAI in       with 1940 Act, Prospectus,
                                        accordance with the compliance     SAI and any other applicable
                                        schedule for the Fund.             laws and regulations.
                                        Follow-up on potential             Monitor testing results and
 FREQUENCY:  DAILY                      violations.  [M/F: Applied at      approve resolution of
                                        Master level  for purposes of      compliance issues.
                                        ease of calculation.]

 Provide compliance summary package.    Provide a daily report of          Review report.                 A/C - Provide
                                        compliance testing results to TT                                  consultation as needed.
 FREQUENCY:  MONTHLY                    International  (including
                                        information on diversification
                                        testing for SEC purposes.)
                                        [M/F: Applied at same levels as
                                        testing is performed.]

 Perform asset diversification          Perform asset diversification      Continuously monitor           A - Provide consultation
 testing to establish qualification     tests at each tax quarter end.     portfolio activity in          as needed in establishing
 as a RIC.                              Follow-up on issues.  IBT will     conjunction with IRS           positions to be taken in
                                        forward to TT International and    requirements.  Review test     tax treatment of
                                        PWC the quarterly calculation by   results and take any           particular issues. Review
                                        8th business day following each    necessary action.  Approve     quarter end tests on a
 FREQUENCY:  QUARTERLY                  quarter end.  [M/F: Applied at     tax positions taken.           current basis.
                                        Master level for purposes of
                                        ease of calculation.]




 ------------------------------------
       Management Reporting
   & Treasury Administration (CONT.)
 ------------------------------------
 Perform qualifying income testing to   Perform qualifying income          Continuously monitor           A- Consult as needed on
 establish qualification as a RIC.      testing (on book basis income,     portfolio activity in          tax accounting positions
                                        unless material differences are    conjunction with IRS           to be taken.  Review in
                                        anticipated) on quarterly basis    requirements.  Review test     conjunction with year-end
                                        and as may otherwise be            results and take any           audit.
 FREQUENCY:  QUARTERLY                  necessary.   IBT will forward      necessary action.  Approve
                                        the quarterly calculation to TT    tax positions taken.
                                        International and PWC by 8th
                                        business day.  Follow-up on
                                        issues.  [M/F: Applied at Feeder
                                        level.]

 Prepare the Fund's annual expense      Prepare preliminary expense        Provide asset level
 budget.  Establish daily accruals.     budget.  Notify fund accounting    projections.  Approve
                                        of new accrual rates.  [M/F:       expense budget, subject to
 FREQUENCY:  ANNUALLY                   Applied at all levels.]            Trustee approval.

 Monitor the Fund's expense budget.     Monitor actual expenses updating   Provide asset level            C/A - Provide
                                        budgets/ expense accruals.  IBT    projections quarterly.         consultation as
                                        in consultation with TT will       Provide vendor information     requested.
                                        adjust more often if necessary.    as necessary.  Review
                                        [M/F: Applied at all levels]       expense analysis and approve
 FREQUENCY:  QUARTERLY & MONTHLY AS                                        budget revisions.
 NECESSARY

 Receive and coordinate payment of      Propose allocations of invoice     Approve invoices and
 fund expenses.                         among Funds and obtain             allocations of payments.  TT
                                        authorized approval to process     will instruct Vendors to
 FREQUENCY:  AS OFTEN AS NECESSARY      payment.  [M/F: Applied at all     send invoices to both TT and
                                        levels.]                           IBT.




 ------------------------------------
       Management Reporting
   & Treasury Administration (CONT.)
 ------------------------------------
 Calculate periodic dividend rates to   Calculate amounts available for    TT will review and concur     C -  Review dividend
 be declared in accordance with         distribution in accordance with    with proposed calculations    resolutions in
 management guidelines.                 the dividend policy established    in accordance with the        conjunction with Board
                                        by the Trustees.  Coordinate       dividend policy established   approval.
                                        review by management and/or        by the Trustees.
                                        auditors.  Notify custodian and                                  A - Review and concur
                                        transfer agent of authorized                                     with proposed
 FREQUENCY:  ACCORDING TO DIVIDEND      dividend rates in accordance                                     distributions in
 POLICY                                 with Board approved policy.                                      accordance with the
                                        Report dividends to Board as                                     dividend policy
                                        required.  [M/F: Applied at                                      established by the
                                        Feeder level.]                                                   Trustees.

 Calculate total return information     Provide total return               Review total return           A - To test annual total
 on Funds as defined in the current     calculations.  [M/F: Applied at    information.                  return information in
 Prospectus and SAI.                    Feeder level.]                                                   financial highlights as
                                                                                                         part of year-end audit.
 FREQUENCY:  MONTHLY

 Prepare responses to major industry    Prepare, coordinate as             Identify the services to
 questionnaires.                        necessary, and submit responses    which the Funds report.
                                        to the appropriate agency.         Provide information as
 FREQUENCY:  AS OFTEN AS NECESSARY      [M/F: Applied at Feeder level.]    requested.



 Prepare disinterested                  Summarize amounts paid to          Provide social security
 director/trustee Form 1099-Misc.       directors/trustees during the      numbers and current mailing
                                        calendar year.  Prepare and mail   address for trustees.
                                        Form 1099-Misc.  [M/F: Applied     Review and approve
 FREQUENCY:  ANNUALLY                   at Master and  Feeder levels.]     information provided for
                                                                           Form 1099-Misc.

 ------------------------------------
        FINANCIAL REPORTING
 ------------------------------------
 Prepare financial information for      Prepare selected portfolio and     Review financial
 presentation to Fund Management and    financial information for          information.
 Board of Directors.                    inclusion in board material.
                                        [M/F: Applied at Master and
 FREQUENCY:  QUARTERLY                  Feeder levels.]

 Coordinate the annual audit and        Coordinate the creation of         Provide past financial        A - Perform audit and
 semi-annual preparation and printing   templates reflecting               statements and other          issue opinion on annual
 of financial statements and notes      client-selected standardized       information required to       financial statements.
 with management, fund accounting and   appearance and text of financial   create templates, including
 the fund auditors.                     statements and footnotes.  Draft   report style and graphics.    A/C - Review reports.
                                        and manage production cycle.       Approve format and text as
                                        Coordinate with IBT fund           standard.  Approve
                                        accounting the  electronic         production cycle and assist
                                        receipt of portfolio and general   in managing to the cycle.
                                        ledger information.  Assist in     Coordinate review and
                                        resolution of accounting           approval by portfolio
                                        issues.  Using templates, draft    managers of portfolio
                                        financial statements, coordinate   listings to be included in
                                        auditor and management review,     financial statements.
                                        and clear comments. Coordinate     Prepare appropriate
                                        printing of reports and EDGAR      management letter and
                                        conversion with outside printer    coordinate production of
                                        and filing with the SEC via        Management Discussion and
 FREQUENCY:  ANNUALLY/SEMI-ANNUALLY     EDGAR.  [M/F: Applied at Master    Analysis.  Review and
                                        and Feeder levels.]                approve entire report.  Make
                                                                           appropriate representations
                                                                           in conjunction with audit.

 -----------------------------------
              LEGAL
 -----------------------------------
 Prepare agenda and board materials     Maintain annual calendar of        Review and approve board      C - Review agenda,
 for quarterly board meetings.          required quarterly and annual      materials and board and       resolutions, board
                                        approvals. Prepare agenda,         committee meeting minutes.    material and board and
                                        resolutions and other board                                      committee meeting
                                        materials for quarterly board                                    minutes.  Ensure BOD
                                        meetings and any Trustee                                         material contains all
                                        Committee meetings.  Prepare                                     required information that
                                        supporting information and                                       the BOD must review
                                        materials when necessary.                                        and/or approve to perform
                                        Assemble, check and distribute                                   their duties as directors.
                                        books in advance of meeting.                                     A - Provide reports to
 FREQUENCY:  QUARTERLY                  Attend board and committee                                       the Trustees Committee
                                        meetings and prepare minutes.                                    regarding audits.
                                        [M/F: Applied at Master and
                                        Feeder levels.]

 Prepare and file Form N-SAR.           Prepare form for filing. Obtain    Provide appropriate           C - Review initial filing.
                                        any necessary supporting           responses.  Review and        A - Provide annual audit
                                        documents.  File with SEC via      authorize filing.             internal control letter
                                        EDGAR.  [M/F: Applied at Master                                  to accompany the annual
                                        and Feeder levels.]                                              filing.
 FREQUENCY:  SEMI-ANNUALLY



 Prepare amendments to Registration     Prepare and coordinate the         Review and approve.           C - Review and approve
 Statement.                             filing of post-effective                                         filings.
                                        amendments.  Coordinate with                                     A/C - Provide consents as
 FREQUENCY:  ANNUAL UPDATE (INCLUDES    outside printers the Edgar                                       appropriate.
 UPDATING FINANCIAL HIGHLIGHTS,         conversion, filing with the SEC                                  A - Review and comment as
 EXPENSE TABLES, RATIOS) PLUS ONE       and printing of prospectus.                                      needed.
 ADDITIONAL FILING PER FISCAL YEAR      [M/F: Applied at Master and
                                        Feeder levels.]

 Prepare Prospectus/SAI supplements.    Prepare Prospectus and SAI         Review and approve.           C - Review and approve
                                        supplements.  File with the SEC                                  filings.
                                        via Edgar.  Coordinate printing                                  A/C - Provide consents as
                                        of supplements.                                                  appropriate.
                                        [M/F: Applied at Master and                                      A - Review and comment as
 FREQUENCY:  AS OFTEN AS REQUIRED       Feeder levels.]                                                  needed.

 -----------------------------------
          LEGAL (CONT.)
 -----------------------------------
 Preparation and filing of 24f-2        Accumulate capital stock           Review and approve filing.    C - Review initial form
 Notice.                                information and draft Form         (Based on information to be   of 24f-2 Notice.
                                        24f-2. Notice.  File approved      provided by transfer agent.)
                                        Form with SEC via Edgar.                                         A - Review informally
                                        [M/F: Applied at Feeder level.]                                  when requested

 FREQUENCY:  ANNUALLY
 Proxy Material/Shareholder Meetings    Prepare drafts of proxy material   Review and approve proxy.    C - Review and approve
                                        for review, file materials or                                   proxy.
                                        coordinate filing with SEC and
                                        coordinate printing.  Provide                                   A - Review and approve
                                        names of recommended proxy                                      proxy as needed.
                                        solicitation firms.  Assist
                                        proxy solicitation firm  with
 FREQUENCY:  AS NEEDED                  any legal related issues and
                                        prepare scripts.  Attend meeting
                                        and prepare minutes.
                                        [M/F: Applied at Master and
                                        Feeder levels.]



 Assist in updating of fidelity bond    Make annual filing of fidelity     Obtain required fidelity
 insurance coverage.                    bond insurance material with the   bond insurance coverage.
                                        SEC.  [M/F: Applied at Master      Monitor level of fidelity
                                        and Feeder levels.]                bond insurance  maintained
 FREQUENCY:  ANNUALLY                                                      in accordance with required
                                                                           coverage.

 Respond to regulatory audits.          Compile and provide                Coordinate with regulatory   C - Provide consultation
                                        documentation pursuant to audit    auditors to provide          as needed.
                                        requests.  Assist client in        requested documentation and
                                        resolution of audit inquiries.     resolutions to inquiries.
 FREQUENCY:  AS NEEDED (AT LEAST        [M/F: Applied at Master and
 ANNUALLY)                              Feeder levels.]


 ----------------------------------
           LEGAL (CONT.)
 ----------------------------------


 Maintain principal office and          Maintain principal office of the
 provide officers.                      Master and Feeder and keep
                                        documents prepared by the IBT
                                        mfa - legal dep't. in connection
                                        with its duties herein on behalf
FREQUENCY:  AS NEEDED                   of the Master and Feeder and
                                        other legal records prepared by
                                        persons (other than at IBT) and
                                        forwarded to Ms. Grossberg or
                                        Terry Forrest or a person
                                        designated by IBT to receive
                                        such records (except records
                                        prepared or maintained by TT
                                        International in its capacity as
                                        investment manager of the Funds)
                                        address correspondence for the
                                        Funds delivered to their
                                        principal office, forward
                                        forthwith to TT and Counsel any
                                        legal process or regulatory
                                        communications delivered to the
                                        Funds at their principal office,
                                        and provide assistant
                                        secretaries and assistant
                                        treasurers upon request.
                                        [M/F: Applied at Master and
                                        Feeder levels.]



 ----------------------------------
            BLUE SKY
 ----------------------------------
 Maintain effective Blue Sky            Maintain records of fund sales     Identify states in which     C -  Provide consultation
 notification filings for states in     for client designated states via   filings are to be made.      as needed on Blue Sky
 which Fund Management intends to       Blue2 compliance system.  File                                  issues.
 solicit sales of fund shares.          annual notification renewal        Upon notice from IBT that
                                        documents and annual sales         sales in a particular state  C - Provide consultation
                                        reports.                           exceed the dollar amount     on product and
                                        Notify TT International if sales   registered in the state,     institutional exemptions.
                                        are at 80% or more of the dollar   identify exempt transactions
                                        amount registered in a             to transfer agent for
                                        particular state.                  appropriate exclusion from
                                        File amendments to increase        blue sky reporting.
                                        dollar amounts authorized for
                                        sales by funds, based upon
                                        client instruction.
                                        File notifications to states for
                                        new funds and/or classes,
                                        mergers and liquidations.
                                        Provide periodic reports on
 FREQUENCY:  ON-GOING                   state authorization amounts and
                                        sales amounts.  Determine state
                                        filing requirements by using CCH
                                        Blue Sky Law Reporter, ICI
                                        memoranda and state securities
                                        commission directives (both
                                        written and oral).  [M/F:
                                        Applied at Feeder level.]

 File amendments to registration        File updated registration          Inform IBT of filings prior   C - Provide consultation
 statement with the applicable state    statements, prospectuses, SAIs,    to SEC filing if such filing  as needed on Blue Sky
 securities commissions in              supplements thereto, and annual    is not made by IBT.           filing issues.
 coordination with SEC filing.          reports to shareholders upon
                                        approval/authorization by
 FREQUENCY:  ANNUAL UPDATES (INCLUDES   client. [M/F: Applied at Feeder
 REGISTRATION STATEMENT, PROSPECTUS,    level.]
 SAI) PLUS ONE ADDITIONAL FILING PER
 FISCAL YEAR



 ----------------------------------
                TAX
 ----------------------------------
 Calculate excise tax distributions     Calculate required distributions   Provide transaction           A - Provide consultation
                                        to avoid imposition of excise      information as requested.     as needed in establishing
                                        tax.                               Identify Passive Foreign      positions to be taken in
                                          - Calculate capital gain net     Investment Companies          tax treatment of
                                            income and foreign currency    (PFICs).  Approve tax         particular issues.
                                            gain/loss through October 31.  accounting positions to be    Review and concur with
                                          - Calculate ordinary income      taken.  Review and approve    proposed distributions
                                            and distributions through a    all income and distribution   per share.
                                            specified cut off date .       calculations, including
                                          - Project ordinary income        projected income and
                                            from cut off date to           dividend shares.  Approve
                                            December 31.                   distribution rates per share
                                          - Ascertain dividend shares.     and aggregate amounts in
                                        Identify book-tax accounting       accordance with the
                                        differences.  Track required       distribution policies
                                        information relating to            established by the Trustees.
                                        accounting differences.  [M/F:
                                        Book-tax accounting differences
                                        applied at both Master and
                                        Feeder levels.  Distribution
                                        calculations applied at  Feeder
                                        level.]
                                        Coordinate review by management
 FREQUENCY:  ANNUALLY                   and fund auditors.  Notify
                                        custody and transfer agent of
                                        authorized dividend rates in
                                        accordance with Board approved
                                        policy.  Report dividends to
                                        Board as required.



 Prepare tax returns                    Prepare excise and RIC tax         Review and sign tax return.  A - Review and sign tax
                                        returns.                                                       return as preparer.
                                        Prepare partnership return for
                                        Master.  Prepare excise and RIC
                                        returns for Feeder.  Prepare
                                        partners' Schedules K-1.
 FREQUENCY:  ANNUALLY



 ----------------------------------
            TAX (CONT.)
 ----------------------------------
 Prepare Form 1099                      Obtain yearly distribution         Review and approve
                                        information.  Calculate 1099       information provided for
                                        reclasses and coordinate with      Form 1099.
                                        transfer agent.  [M/F: Applied
 FREQUENCY:  ANNUALLY                   at  Feeder level.]

 Prepare other year-end tax-related     Obtain yearly income               Review and approve
 disclosures                            distribution information.          information provided.
                                        Calculatedisclosures (i.e.,
                                        dividend received deductions,
                                        foreign tax credits, tax-exempt
 FREQUENCY:  ANNUALLY                   income, income by jurisdiction)
                                        and coordinate with transfer
                                        agent.  [M/F: Applied at Feeder
                                        level.]



 Prepare income tax provisions.         Calculate investment company       Provide transaction           A - Provide consultation
                                        taxable income, net tax exempt     information as requested.     as needed in establishing
                                        interest, net capital gain and     Identify Passive Foreign      positions to be taken in
                                        spillback dividend requirements.   Investment Companies          tax treatment of
                                        Identify book-tax accounting       (PFICs).  Approve tax         particular issues.
                                        differences.  Track required       accounting positions to be    Perform review in
                                        information relating to            taken.  Approve provisions.   conjunction with the
                                        accounting differences.  [M/F:                                   year-end audit.
                                        Book-tax accounting differences
                                        applied at both Master and
                                        Feeder levels.  Distribution
 FREQUENCY:  ANNUALLY                   calculations applied at Feeder
                                        level.]


REVIEW AND APPROVAL

The attached Summary of Administration Functions has been reviewed and represents the services currently being provided.




/s/ Andrew M. Nesvet
----------------------------------------------
Signature of Account Manager/Date


/s/ David Burnett                                 2/10/00
------------------------------------------------------------------
Signature of Authorized Client Representative/    Date

                                   Appendix C

                                  FEE SCHEDULE

                                TT INTERNATIONAL
                            MASTER-FEEDER STRUCTURE
                                  FEE SCHEDULE


===============================================================================
    CUSTODY, FUND ACCOUNTING, DAILY CALCULATION OF N.A.V., ADMINISTRATION, &
                         INSTITUTIONAL TRANSFER AGENCY
===============================================================================

                            FEES AT THE MASTER LEVEL

A.   CUSTODY & FUND ACCOUNTING

     o   The following basis point fee is based on Net Assets:

               First $250 Million in Assets        4 BASIS POINTS
               Next $250 Million in Assets         3 BASIS POINTS
               Above $500 Million in Assets        2 BASIS POINTS

     There will be an annual minimum of $50,000.

B.   DOMESTIC CUSTODY TRANSACTIONS

     o   Transaction Fees:

               DTC/Fed Book Entry                         $10.00
               Physical Securities                        $35.00
               Options and Futures                        $18.00
               GNMA Securities                            $40.00
               Principal Paydown                          $ 5.00
               Third Party Foreign Exchange               $18.00**
               Outgoing Wires                             $ 7.00
               Incoming Wires                             $ 5.00

**Investors Bank does not charge transaction charges for Foreign Exchanges executed with Investors Bank's Treasury Department.

C.   FOREIGN SUBCUSTODIAN FEES

     o Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, scrip fees, handling of proxies, postage, delivery and legal fees and other market charges are out-of-pocket.

     o Investors Bank will require the portfolios to hold all assets at the subcustodian of our choice.

     o   Fees for additional markets to be discussed with your client manager.

D.   MUTUAL FUND ADMINISTRATION

     o The following basis point fee is based on the assets of each portfolio.

               First $250 Million in Assets        6 BASIS POINTS
               Next $250 Million in Assets         4 BASIS POINTS
               Above $500 Million in Assets        3 BASIS POINTS

         There will be an annual minimum of $60,000.

     o There will be a one-time fee of $3,750 for start-up legal services relating to the Organizational Board Meeting of the master.

                            FEES AT THE FEEDER LEVEL

        FUND ACCOUNTING & CALCULATION OF N.A.V.

        There will be a $16,000 charge per feeder.

B.   MUTUAL FUND ADMINISTRATION

     The following annual fees will apply per feeder:

         Tax, Compliance & Financial Reporting               $30,000*

         LEGAL SERVICES (BOARD SUPPORT, REGISTRATIONS,            $35,000**
         24f-2, Annual Report Review, Fidelity Bond Filing)

         There will be a one-time fee of $3,750 for start-up legal services relating to the Organizational Board Meeting for a feeder.

               Blue Sky                                      $100 PER PERMIT

        *Due to the limited nature of the Tax, Compliance and Financial Reporting services that will be provided to the LKCM International Fund, the annual fee will be $10,000 for that feeder.

            **It is assumed that Investors Bank will not provide Legal Services to the LKCM International Fund.

C.   Institutional Transfer Agency

     There will be an annual fee of $25,000 for Transfer Agency Services for each feeder.

     It is assumed Investors Bank will not provide Transfer Agency services for the LKCM International Fund.


===============================================================================
                        OUT-OF-POCKET & BALANCE CREDITS
===============================================================================

A.   OUT-Of-POCKET

     o  These charges consist of:
         -Third Party Review                 -Pricing & Verification Services
         -Legal Expenses                     -Customized Reporting
         -Printing, Delivery, Postage, Fax   -Data Transmissions
         -Forms and Supplies                 -Performance Measurement
         -Telecommunication                  -Printing of Annual Reports
         -Financial  statement report  modification as to style, layout or format (after initially agreed upon parameters).
         -Microfiche
         -Ad Hoc Reporting                   -Additional Mailings or Inserts
         -Returned Checks                    -Tax Preparation (TA)
         -Solicitation & Proxy Tabulation    -Certificates and Rights Offerings
         -Storage Charge                     -Copy fitting
         -Extraordinary Travel Expenses      -InvestView
         -Customized Statements, Transmissions/Extracts
         -Systems Development Costs

B.   DOMESTIC BALANCE CREDIT

     o We allow use of balance credit against fees (excluding out-of-pocket charges) for balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C.   SYSTEMS

     o The details of any systems work will be determined after a thorough business analysis. Systems work will be billed on a time and material basis. Investors Bank provides an allowance of 10 systems hours for data extract set up and reporting extract set up. Additional systems hours will be billed on a time and material basis.

==============================================================================
                                 MISCELLANEOUS
==============================================================================

A.   CASH MANAGEMENT

     o The assumption was made that Investors Bank would perform cash management for the portfolio. Investors Bank does not charge fees for transactions relating to this service.


** The above fees will be charged against the funds' checking account on the last day of each month. All fees are to be billed monthly.

** This fee schedule is confidential information of the parties and shall not be disclosed to any third party without prior written consent of both parties.

** A letter of intent accompanied by a $10,000 deposit to be credited against future fees is required to begin this implementation. This fee schedule is valid for 60 days from date of issue and assumes the execution of our standard contractual agreements for a minimum of three years. This fee estimate may change as further information becomes available.



Accepted and Approved By:    /s/ David Burnett
                             ------------------------------

Name:                        David Burnett

Title:                       Trustee, President

Date:                        October 2, 2000